UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 9, 2006

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM C11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 9, 2006, Leonard A. Lauder converted 140,000 shares of Class B Common Stock of Central European Media Enterprises Ltd. (“CME”) into 140,000 shares of Class A Common Stock of CME and LWG Family Partners L.P. converted 215,000 shares of Class B Common Stock into 215,000 shares of Class A Common Stock. On May 11, 2006, EL/RSLG Media Inc. converted 4,895 shares of Class B Common Stock into 4,895 shares of Class A Common Stock. When aggregated with 336,000 shares of Class B Common Stock converted by EL/RSLG Media Inc. on May 3, 2006 into 336,000 shares of Class A Common Stock, the number of shares of Class A Common Stock issued pursuant to these conversions exceeds 1% of the number of shares of Class A Common Stock outstanding as reported in CME’s Form 10-Q for the period ended March 31, 2006.

Shares of Class B Common Stock of CME are convertible on a one-for-one basis into shares of Class A Common Stock at the option of the holder for no additional consideration. There is no expiration date for this conversion right.

The shares of Class A Common Stock issued as a result of these conversions are exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Following these conversions, 34,321,889 shares of Class A Common Stock of CME are outstanding.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: May 12, 2006
/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Duly Authorized Officer)